For the year ended November 30, 1995                              Exhibit 77Q(2)
                                                                  --------------
File Number 811-6475



A Form 3 was filed late by the following officers as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.


                                                          NUMBER OF TRANSACTIONS
                                           NUMBER OF      NOT REPORTED ON TIMELY
NAME                  POSITION WITH FUND   LATE REPORTS*  BASIS
----                  ------------------   -------------  ----------------------


Dennis McCauley   Vice President             1                  0

C. William Maher      Vice President &           1                  0
                      Assistant Treasurer

Margo N. Alexander    President                  1                  0

Paul H. Schubert      Vice President &           1                  0
                      Assistant Treasurer



----------------------------
* Each report related solely to such person having been elected an officer of the Fund.